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                                                                    EXHIBIT 10.2

                                  U.S. BANCORP

                            EXECUTIVE INCENTIVE PLAN


         1. Establishment. On February 27, 2001, the Board of Directors of U.S. BANCORP, upon recommendation by the Compensation Committee of the Board of Directors, approved an executive incentive plan for executives as described herein, which plan shall be know as the "U.S. BANCORP EXECUTIVE INCENTIVE PLAN." This Plan shall be submitted for approval by the stockholders of U.S. Bancorp at the 2001 Annual Meeting of Stockholders. This Plan shall be effective as of January 1, 2001, subject to its approval by the stockholders, and no benefits shall be issued pursuant thereto until after this Plan has been approved by the stockholders.

         2. Purpose. The purpose of this Plan is to advance the interests of U.S. Bancorp and its stockholders by attracting and retaining key employees, and by stimulating the efforts of such employees to contribute to the continued success and growth of the business of the Company.

         3. Definitions. When the following terms are used herein with initial capital letters, they shall have the following meanings:

                  3.1. Base Salary. A Participant's annualized base salary, as determined by the Committee, as of the last day of a Performance Period.

                  3.2. Code. The Internal Revenue Code of 1986, as it may be amended from time to time, and any proposed, temporary or final Treasury Regulations promulgated thereunder.

                  3.3. Committee. The Compensation Committee of the Board of Directors of the Company designated by such Board to administer the Plan which shall consist of members appointed from time to time by the Board of Directors. Each member of the Committee shall be an "outside director" within the meaning of Section 162(m) of the Code.

                  3.4. Company. U.S. Bancorp, a Delaware corporation, and any of its subsidiaries or affiliates, whether now or hereafter established.

                  3.5. Earnings per Share or EPS. The Company's Earnings per Share shall be computed in accordance with generally accepted accounting principles, as in effect from time to time, as reported in the Company's consolidated financial statements for the applicable


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         Performance Period, adjusted in the same fashion that Operating
         Earnings are to be adjusted as provided in Section 3.7 hereof.

                  3.6. Maximum Award. A dollar amount equal to two-tenths of one percent (0.20%) of the Company's Operating Earnings for the Performance Period.

                  3.7. Operating Earnings. The Company's net income computed in accordance with generally accepted accounting principles as reported in the Company's consolidated financial statements for the applicable Performance Period, adjusted to eliminate (1) the cumulative effect of changes in generally accepted accounting principles; (2) gains and losses from discontinued operations; (3) extraordinary gains or losses; and (4) any other unusual or nonrecurring gains or losses which are separately identified and quantified in the Company's financial statements, including merger related charges.

                  3.8. Participant. Any executive officer of the Company who is also an "officer" within the meaning of Section 16(a) of the Securities Exchange Act of 1934 and who is designated by the Committee, as provided for herein, to participate with respect to a Performance Period as a Participant in this Plan. Directors of the Company who are not also employees of the Company are not eligible to participate in the Plan.

                  3.9. Performance Threshold. The pre-established, objective performance goals selected by the Committee with respect to each Performance Period and which shall be based solely on Earnings Per Share.

                  3.10. Performance Period. Each consecutive twelve-month period commencing on January 1 of each year during the term of this Plan and coinciding with the Company's fiscal year.

                  3.11. Plan. This U.S. BANCORP EXECUTIVE INCENTIVE PLAN.

                  3.12. Target Award. A percentage, which may be greater or less than 100%, as determined by the Committee with respect to each Performance Period.

         4. Administration.

                  4.1. Power and Authority of Committee. The Plan shall be administered by the Committee. The Committee shall have full power


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         and authority, subject to all the applicable provisions of the Plan and applicable law, to (a) establish, amend, suspend or waive such rules and regulations and appoint such agents as it deems necessary or advisable for the proper administration of the Plan, (b) construe, interpret and administer the plan and any instrument or agreement relating to the Plan, and (c) make all other determinations and take all other actions necessary or advisable for the administration of the Plan. Unless otherwise expressly provided in the Plan, each determination made and each action taken by the Committee pursuant to the Plan or any instrument or agreement relating to the Plan (x) shall be within the sole discretion of the Committee, (y) may be made at any time and (z) shall be final, binding and conclusive for all purposes on all persons, including, but not limited to, Participants and their legal representatives and beneficiaries, and employees of the Company.

                  4.2. Determinations made prior to each Performance Period. At any time ending on or before the 90th day of each Performance Period, the Committee shall:

                       (a) designate all Participants and their Target Awards for such Performance Period; and

                       (b) establish one or more Performance Thresholds (including a minimum level of achievement), based solely on EPS.

                  4.3. Certification. Following the close of each Performance Period and prior to payment of any amount of any Participant under the Plan, the Committee must certify in writing the Company's Operating Earnings and EPS for that Performance Period and certify as to the attainment of all other factors upon which any payments to a Participant for that Performance Period are to be based.

                  4.4. Stockholder Approval. The material terms of this Plan shall be disclosed to and approved by stockholders of the Company in accordance with Section 162(m) of the Code. No amount shall be paid to any Participant under this Plan unless such stockholder approval has been obtained.

         5. Incentive Payment.

                  5.1. Formula. Each Participant shall receive a bonus payment for each Performance Period in an amount not greater than:


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                       (a)  the Participant's Base Pay for the Performance
                            Period, multiplied by

                       (b) the Participant's Target Award for the Performance Period;

         provided, however, that in the event that the Company's EPS for a Performance Period is equal to or in excess of a designated Performance Threshold for that Performance Period, then each Participant shall be entitled to a bonus payment for that Performance Period which is not greater than the Maximum Award for that Performance Period.

                  5.2. Limitations.

                           (a) Minimum EPS Achievement. In no event shall any
                  Participant receive any payment hereunder unless the Company's EPS for a Performance Period is at least equal to a minimum EPS as determined by the Committee for that Performance Period.

                           (b) Discretionary Reduction. The Committee shall
                  retain sole and full discretion to reduce by any amount the incentive payment otherwise payable to any Participant under this Plan.

                           (c) Continued Employment. Except as otherwise
                  provided by the Committee, no incentive payment under this Plan with respect to a Performance Period shall be paid or owed to a Participant whose employment terminates prior to the last day of such Performance Period.

                           (d) Maximum Payments. No Participant shall receive a
                  payment under this Plan for any Performance Period in excess of the Maximum Award for that Performance Period.

         6. Benefit Payments.

                  6.1. Time and Form of Payments. Subject to any deferred compensation election pursuant to any such plans of the Company applicable hereto, benefits shall be paid to the Participant in cash and/or common stock of the Company as soon as administratively feasible upon the completion of a Performance Period, after the Committee has certified that the Company Performance Threshold has been attained, determined


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         the Maximum Award for that Performance Period and made the other certifications provided for in Section 4.3 hereof.

                  6.2. Nontransferability. Participants and beneficiaries shall not have the right to assign, encumber or otherwise anticipate the payments to be made under this Plan, and the benefits provided hereunder shall not be subject to seizure for payment of any debts or judgments against any Participant or any beneficiary.

                  6.3. Tax Withholding. In order to comply with all applicable federal or state income, social security, payroll, withholding or other tax laws or regulations, the Committee may establish such policy or policies as it deems appropriate with respect to such laws and regulations, including without limitation, the establishment of policies to ensure that all applicable federal or state income, social security, payroll, withholding or other taxes, which are the sole and absolute responsibility of the Participant, are withheld or collected from such Participant.

         7. Amendment and Termination; Adjustments. Except to the extent prohibited by applicable law and unless otherwise expressly provided in the
Plan:

                  (a) Amendments to the Plan. The Committee may amend this Plan prospectively at any time and for any reason deemed sufficient by it without notice to any person affected by this Plan and may likewise terminate or curtail the benefits of this Plan both with regard to persons expecting to receive benefits hereunder in the future and persons already receiving benefits at the time of such action.

                  (b) Correction of Defects, Omissions and Inconsistencies. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan in the manner and to the extent it shall deem desirable to carry the Plan into effect.

         8. Miscellaneous.

                  8.1. Effective Date. This Plan shall be deemed effective, subject to stockholder approval, as of January 1, 2001.

                  8.2. Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan or any provision thereof.


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                  8.3. Applicability to Successors. This Plan shall be binding upon and inure to the benefit of the Company and each Participant, the successors and assigns of the Company, and the beneficiaries, personal representatives and heirs of each Participant. If the Company becomes a party to any merger, consolidation or reorganization, this Plan shall remain in full force and effect as an obligation of the Company or its successors in interest.

                  8.4. Employment Rights and other Benefit Programs. The provisions of this Plan shall not give any Participant any right to be retained in the employment of the Company. In the absence of any specific agreement to the contrary, this Plan shall not affect any right of the Company, or of any affiliate of the Company, to terminate, with or without cause, any Participant's employment at any time. This Plan shall not replace any contract of employment, whether oral or written, between the Company and any Participant, but shall be considered a supplement thereto. This Plan is in addition to, and not in lieu of, any other employee benefit plan or program in which any Participant may be or become eligible to participate by reason of employment with the Company. No compensation or benefit awarded to or realized by any Participant under the Plan shall be included for the purpose of computing such Participant's compensation under any compensation-based retirement, disability, or similar plan of the Company unless required by law or otherwise provided by such other plan.

                  8.5. No Trust or Fund Created. This Plan shall not create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any affiliate and a Participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any affiliate pursuant to this Plan, such right shall be no greater than the right of any unsecured general creditor of the Company or of any affiliate.

                  8.6. Governing Law. The validity, construction and effect of the Plan or any incentive payment payable under the Plan shall be determined in accordance with the laws of the State of Minnesota.

                  8.7. Severability. If any provision of the Plan is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent


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         of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.

                  8.8. Qualified Performance-Based Compensation. All of the terms and conditions of the Plan shall be interpreted in such a fashion as to qualify all compensation paid hereunder as "qualified performance-based compensation" within the meaning of Section 162(m) of the Code.


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